                           SECOND AMENDED AND RESTATED
                     FINCO PLEDGE AND SECURITY AGREEMENT II

            SECOND AMENDED AND RESTATED FINCO PLEDGE AND SECURITY AGREEMENT II, dated as of May 2, 1994 (as the same may be amended, supplemented or modified from time to time, this "Agreement"), made by CMCI, Inc., a Nevada corporation (the "Company"), to Bankers Trust Company, a New York banking corporation, in its capacity as collateral agent (the "Collateral Agent", and as agent under the Credit Agreements, as hereinafter defined, the "Agent") for the financial institutions from time to time parties to the Credit Agreements (the "Lenders"), First Union National Bank of North Carolina, as co-agent (the Co-Agent"), and the Agent. Capitalized terms, unless otherwise defined in the recitals hereto, shall have the meanings assigned thereto in Article VIII hereof.


                       W I T N E S S E T H:


            WHEREAS, the parties hereto (or their predecessors) entered into the FINCO Pledge and Security Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated FINCO Pledge and Security Agreement dated as of July 21, 1992 (the "1992 FINCO Pledge and Security Agreement") in favor of the Collateral Agent, the Lenders and the Issuing Banks (as defined in the 1992 FINCO Pledge Security Agreement), and now desire to amend and restate such agreement in its entirety; and

            WHEREAS, Charter Medical Corporation, a Delaware corporation (as successor to WAF Acquisition Corporation, a Delaware corporation, "Charter"), certain of the Lenders, the Agent, Wells Fargo Bank, National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents") are parties to that certain Credit Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated as of July

21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which the Lenders made certain loans and commitments to Charter, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

            WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and issue letters of credit for the account of, Charter; and

            WHEREAS, certain Subsidiary Borrowers, certain of the Lenders, the Agent and the Original Co-Agents entered into a Credit Agreement, dated as of September l, 1988 which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and, together with the 1992 Company Credit Agreement, the "1992 Credit Agreements"), which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and participated in letters of credit for the benefit of, certain Subsidiary Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agreement; and

            WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Subsidiary Borrowers; and

            WHEREAS, the Company has executed and delivered a Second Amended and Restated Subsidiary Guaranty dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty") pursuant to which the Company has agreed jointly and severally to guarantee all of the obligations of Charter and each Subsidiary Borrower under the Credit Agreements and the other Credit Documents; and

            WHEREAS, the Lenders have agreed to amend and restate the 1992 Credit Agreements upon terms and conditions acceptable to Charter and the Subsidiary Borrowers; and

            WHEREAS, it was a condition precedent to the incurrence of loans and the participation in letters of credit under the 1992 Credit Agreements that the Company execute and deliver to the Collateral Agent the 1992 FINCO Pledge and Security Agreement and it is a condition precedent to the incurrence of loans and the issuance of letters of credit under the Credit Agreements that the Company execute and deliver to the Collateral Agent this Agreement; and

            WHEREAS, (a) the Senior Secured Notes (as defined in the 1992 FINCO Pledge and Security Agreement) have been irrevocably paid in full; (b) each Issuing Bank has agreed, among other things, that the Reimbursement Agreements (as defined in the 1992 FINCO Pledge and Security Agreement) to which it is a party (other than the Credit Documents to the extent the same could be considered Reimbursement Agreements) shall no longer be entitled to the security interests and other benefits of this Agreement; and (c) the Intercreditor Agreement (as defined in the 1992 FINCO Pledge and Security Agreement) has been terminated, except for the appointment by the Lenders of Bankers Trust Company as Collateral Agent, which appointment has been ratified and confirmed in the Credit Agreements;

            NOW, THEREFORE, in consideration of the benefits accruing to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                              ARTICLE I

                         SECURITY INTERESTS

            1.1. SECURITY FOR OBLIGATIONS, ETC. This Agreement is for the benefit of the Secured Parties to secure the payment in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations.

            1.2.  ASSIGNMENT AND PLEDGE.

            (a) ASSIGNMENT. The Company hereby assigns to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, all of the Company's right, title and interest in and to the following (together with the Assigned Agreement Rights (as hereinafter defined), the "Assigned Collateral"): (i) the mortgage notes in the aggregate amount listed on Schedule I attached hereto and all other mortgage notes payable to the Company and held by the Company from time to time (collectively, the "Mortgage Notes"), any other mortgage, security agreement or other instrument, contract or document securing, evidencing or otherwise relating to all or any of the Mortgage Notes whether now existing or hereafter entered into and all rights now or hereafter existing in, to and under each such document, other security agreements and other such contracts as the same may be amended, restated, supplemented or otherwise modified from time to time (as so amended, restated, supplemented or modified, the "Assigned Agreements") and (ii) all Proceeds of any and all of the foregoing.

            (b) PLEDGE. The Company hereby pledges, deposits with, and delivers to, the Collateral Agent for the benefit of the Secured Parties the Mortgage Notes accompanied by assignment forms duly executed in blank by the Company and hereby assigns, transfers, hypothecates and sets over to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, all of the Company's right, title and interest in, to and under the following, whether now owned or hereafter acquired by the Company, all for its benefit and the benefit of the Secured Parties (the "Pledged

Collateral") (the Assigned Collateral and the Pledged Collateral being referred to collectively herein as the "Collateral"):

                  (i) the Mortgage Notes and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgage Notes; and

                  (ii) all Proceeds of the foregoing items described in clause (i).

            (c) COLLATERAL. The security interest of the Collateral Agent under this Agreement extends to all Collateral, now existing or hereafter acquired, of the kind which is the subject of this Agreement, which the Company may acquire at any time during the continuation of this Agreement.

            1.3. POWER OF ATTORNEY. The Company hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power (in the name of the Company or otherwise), upon the occurrence and during the continuance of an Event of Default, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Company under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings, consistent with the Collateral Agent's rights under this Agreement, which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest and is irrevocable.


                             ARTICLE II

      GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            The Company represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1. NO LIENS. The Company is, and as to Collateral acquired by it from time to time after the date hereof, the Company will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than as created under the Security Documents and other than in favor of the Company and except for Liens permitted under Section 8.1 of the Company Credit Agreement ("Permitted Liens"), and, except as to Permitted Liens, the Company shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Secured Party.

            2.2. OTHER FINANCING STATEMENTS. Except for Permitted Liens, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering any interest of any kind in the Collateral and so long as any of the Obligations remain unpaid, the Company will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed (i) in respect of and covering the security interests granted hereby by the Company, (ii) by the Company in respect of its interest in the Collateral and (iii) in respect of Permitted Liens.

            2.3. CHIEF EXECUTIVE OFFICE; CORPORATE NAME; RECORDS. The chief executive office of the Company is located at 1061 East Flamingo Road, Suite One, Las Vegas, Nevada 89119. The Company will not move its chief executive office except to such new location the Company may establish in accordance with the last sentence of this Section 2.3. The Company will not change its corporate name nor carry on business under any name other than its corporate name except after having complied with the requirements of the last sentence of this Section 2.3. The Company shall not establish a new location for its chief executive office or change its corporate name or the name under which it presently conducts its business until (i) it shall give to the Collateral Agent written notice clearly describing such new location or specifying such new corporate name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new corporate name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.4. COLLATERAL. (a) As of the date hereof, all of the Mortgage Notes are described on Schedule II attached hereto and are not in default. Such Mortgage Notes had the respective aggregate balances of at least the amounts listed on Schedule I attached hereto on March 31, 1994.

            (b) Each of the existing Assigned Agreements has been duly authorized, executed and delivered by each Credit Party party thereto, and is in full force and effect and is binding upon and enforceable against each Credit Party thereto in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). As of the date hereof, there exists no default under any of the Assigned Agreements by any of the parties thereto. The Company has delivered original copies of the Assigned Agreements (including all modifications thereof and amendments and supplements thereto) to the Collateral Agent pursuant hereto.


                             ARTICLE III

                         SPECIAL PROVISIONS
                    CONCERNING PLEDGED COLLATERAL

            3.1. SUBSEQUENTLY ACQUIRED MORTGAGE NOTES. If the Company shall acquire any additional Mortgage Notes at any time or from time to time after the date hereof, the Company will forthwith pledge and deposit such Mortgage Notes with the Collateral Agent and deliver to the Collateral Agent instruments of transfer therefor, endorsed in blank by the Company, and will promptly thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of the Company describ-ing such Mortgage Notes and certifying that the same has been duly pledged with the Collateral Agent hereunder.

            3.2. COMPANY ACTIONS. The Company will not, at any time, amend, restate, supplement or otherwise modify any material provision of any Mortgage Note or Assigned Agreement in any manner that is adverse to the interests of the Lenders nor take any action which would release or render unenforceable any of the obligations of any Mortgage Note or Assigned Agreement.

            3.3. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all principal, interest and cash dividends payable in respect of the Pledged Collateral shall be paid to the Company. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:

            (a) all stock or other or additional securities and, after the occurrence and during the continuance of an Event of Default, property (including cash) paid or distributed by way of dividend in respect of the Pledged Collateral;

            (b) all stock or other or additional other securities and, after the occurrence and during the continuance of an Event of Default, property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (c) all stock or other or additional other securities and, after the occurrence and during the continuance of an Event of Default, property (including cash) which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization or other disposition of Collateral.

                             ARTICLE IV

                         SPECIAL PROVISIONS
                   CONCERNING ASSIGNED AGREEMENTS

            4.1. ASSIGNMENT OF RIGHTS. The Company hereby assigns, transfers, delivers, pledges and sets over to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of its right, title and interest in and to each and all of the Assigned Agreements, including but not limited to:

            (a) all payments due and to become due under any Assigned Agreement, whether as contractual obligations, damages or otherwise;

            (b) all of its claims, rights, powers, or privileges and remedies under any Assigned Agreement; and

            (c) all of its rights under any Assigned Agreement to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Assigned Agreement to demand, receive, enforce, collect or receipt for any of the foregoing rights or any property the subject of any of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Collateral Agent) may be necessary or advisable in connection with any of the foregoing (the Assigned Agreements, together with all of the foregoing in this Section 4.1, the "Assigned Agreement Rights"); PROVIDED, HOWEVER, that until the occurrence and continuance of an Event of Default, the Company may exclusively exercise all of the Company's rights, powers, privileges and remedies under the Assigned Agreements, subject to Section 3.2 herein.

            The Company hereby grants the Collateral Agent full power and authority to take all actions as the Collateral Agent deems necessary or advisable to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Secured Party in the event the Company fails to do so. Furthermore, the Company hereby covenants and agrees to execute and deliver to the Collateral Agent such other and further instruments of transfer, assignment and conveyance, and all such other documents and instruments as may be reasonably requested by the Collateral Agent more fully to transfer, assign and convey to and vest in the Collateral Agent the Assigned Agreement Rights hereby transferred, assigned and conveyed or intended to be so.

            4.2. PERFORMANCE OF ASSIGNED AGREEMENTS. The Company will at its expense (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce each of the Assigned Agreements in accordance with its terms, and take all such action to such end as may, after the occurrence and during the continuance of an Event of Default, be from time to time requested in writing by the Collateral Agent; and (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents (if any) received by the Company under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Collateral as the Collateral Agent may reasonably request in writing and (B) upon the written request of the Collateral Agent make to any party thereto such demands and requests for information and reports or for action as the Company is entitled to make under the Assigned Agreements.


                              ARTICLE V

                         FURTHER ASSURANCES

            The Company will, subject to the provisions of the last sentence of this Article V, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, financing statements, collateral assignments, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. The Company agrees to sign and deliver to the Collateral Agent such financing statements and collateral assignments, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid and enforceable perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. To the extent permitted by applicable law, the Company will pay any applicable filing fees and related expenses. The Company authorizes the Collateral Agent, to the extent permitted by applicable law, to file any such financing statements without the signature of the Company and to sign such financing statement on behalf of, and in the name of, the Company. Notwithstanding anything to the contrary set forth herein, the Collateral Agent will not take any actions requiring any filing or recording to perfect the security interest in the Assigned Collateral hereunder except during the occurrence and continuance of an Event of Default. Upon the recording of any collateral assignment in accordance with the provisions hereof, the Company agrees to take all actions requested by the Collateral Agent to record and perfect the security interest granted pursuant to any such collateral assignment and the Company also agrees to pay any mortgage recording tax or other fees or tax in connection with the recording of such collateral assignment or any underlying mortgage deed of trust or similar instrument.


                             ARTICLE VI

            REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            6.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Company agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction to enforce the assignments and security interests contained herein, and, to the extent permitted by applicable law, the Collateral Agent may:

            (a) exercise any and all rights, powers and remedies of the Company under or in connection with the Pledged Collateral or the Assigned Collateral, including, without limitation, any and all rights of the Company to demand, otherwise require or receive payment of any amount under, or performance of any provision of, the Assigned Agreements;

            (b) receive all payments under, in connection with or otherwise in respect of the Collateral which are otherwise payable to the Company, all payments received by the Company under or in connection with or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement);

            (c) in its sole discretion, without notice except as specified below at any time or from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Company), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine. The Collateral Agent agrees that to the extent that notice of sale shall be required by law that at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the

Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent or any Secured Party, may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

            (d) transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees and to notify the obligor of any Assigned Agreement Right or Mortgage Note (the Company hereby agreeing to deliver any such notice at the request of the Collateral Agent) that all payments and performance under the relevant Assigned Agreement or Mortgage Note shall be made or rendered to the Collateral Agent or its nominee or nominees;

            (e) vote all or any part of the Pledged Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were a party thereto or outright owner thereof;

            (f) settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

            (g) in respect of the Collateral, execute all such contracts, agreements, deeds, documents and instruments; to bring, defend and abandon all such actions, suits and proceedings, and to take all actions in relation to all or any part of the Collateral as the Collateral Agent in its absolute discretion may determine;

            (h) appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.1 and to dismiss the same, all as the Collateral Agent in its absolute discretion may determine; and

            (i) generally take all such other action as the Collateral Agent in its reasonable discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section
6.1 and which the Collateral Agent may or can do lawfully and to use the name of the Company for the purposes aforesaid and in any proceedings arising therefrom.

The Company hereby expressly agrees that no Secured Party other than the Collateral Agent shall have any obligations or liabilities in connection with this Agreement.

            6.2. DISPOSITION OF THE COLLATERAL. The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral pursuant to Section 6.1(c), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Company would agree to do so.

            6.3. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY

WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Company hereby further waives to the extent permitted by applicable law:

            (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

            6.4.  APPLICATION OF PROCEEDS; COMPANY LIABLE FOR DEFICIENCY.
All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder shall be applied as follows:

            (a) first, to the payment of any and all expenses and fees (including reasonable attorneys' fees) actually incurred by the Collateral Agent in obtaining, taking possession of, removing, storing and disposing of Collateral and any and all amounts incurred by the Collateral Agent in connection therewith or owing to the Collateral Agent hereunder;

            (b) next, any surplus then remaining, to the payment of the other Obligations; and

            (c) if the Total Commitment is then terminated, all Loans (under and as defined in each Credit Agreement) have been indefeasibly paid in full, no Letters of Credit or Subsidiary Letters of Credit or other Obligations are outstanding, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation);

it being understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this
Section 6.4.

            Notwithstanding the foregoing, in no event shall moneys be applied pursuant to the foregoing clause (b) (when aggregated with all other amounts contemporaneously received from the Company under any other Security document in respect of the Obligations) in excess of the Company's Maximum Guaranty Liability (as defined in the Subsidiary Guaranty) with any excess to be paid to the Company or to whomever may be lawfully entitled to receive the same.

            6.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or under any other Credit Document or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.

            6.6.  DISCONTINUANCE OF PROCEEDINGS.  In case the Collateral
Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Company and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                             ARTICLE VII

                              INDEMNITY

            Without duplication of any amounts payable under Section 12.1 of the Company Credit Agreement and any similar indemnity provision under any other Credit Document, the Company shall: (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Collateral Agent actually incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Collateral Agent with respect thereto) of and in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom) and of the Collateral Agent actually incurred in connection with the preservation of rights under, and enforcement of, and, after an Event of Default, the renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent); (ii) pay and hold the Collateral Agent harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or regis-tration of, or otherwise with respect to this Agreement and save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Collateral Agent, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Company shall not be responsible to the Collateral Agent or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. It is understood that the Company shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceedings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Collateral Agent) except that, if any Indemnified Party other than the Collateral Agent shall determine, in its sole discretion, that there may be a conflict in such firm representing the Collateral Agent and such Indemnified Party, then the Company shall be liable for the reasonable fees and expenses of an additional firm for such Indemnified Party whose interests may be in conflict. The Company's obligations under this Article VII shall survive any termination of this Agreement.


                            ARTICLE VIII

                             DEFINITIONS

            8.1. DEFINITIONS. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, capitalized terms used herein, including in the recital paragraphs, and defined in the Company Credit Agreement shall be used herein as so defined.

            "Agreement" shall mean this Second Amended and Restated FINCO Pledge and Security Agreement as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Assigned Agreements" shall have the meaning specified in Section 1.2(a).

            "Assigned Agreement Rights" shall have the meaning specified in
Section 4.1(c).

            "Assigned Collateral" shall have the meaning specified in
Section 1.2(a).

            "Collateral" shall have the meaning specified in Section 1.2(b).

            "Event of Default" shall mean and include any "Event of Default" under either Credit Agreement.

            "Indemnified Party" shall have the meaning specified in Article
VII.

            "Mortgage Notes" shall mean, collectively, all promissory notes from time to time made to the Company by Charter or a Subsidiary of Charter.

            "Obligations" shall mean (a) all indebtedness, obligations, and liabilities (including without limitation, guarantees, reimbursement obligations in respect of Letters of Credit and Subsidiary Letters of Credit and other contingent liabilities) of the Company, Charter, any Subsidiary Borrower and any other Subsidiary of Charter to any Secured Party arising under or in connection with the Credit Agreements, the Subsidiary Guaranty, this Agreement, or any other Credit Document, as the same may be amended, restated, supplemented or otherwise modified from time to time; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

and (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company referred to in clause (a), after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

            "Permitted Liens" shall have the meaning specified in Section 2.1 hereof.

            "Pledged Collateral" shall have the meaning specified in
Section 1.2(b).

            "Proceeds" shall mean "Proceeds" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Secured Parties" shall mean the Lenders, the Agent, the Co-Agent, and the Collateral Agent and their respective successors and assigns.

            "Securities Act" shall have the meaning specified in Section 6.2.

            "Total Commitment" shall mean the Total Revolving Loan Commitment.


                             ARTICLE IX

                            MISCELLANEOUS

            9.1. NOTICES. All notices and other communications hereunder shall be given to the Company (at the address for Charter), the Collateral Agent and the Agent at the addresses and in the manner specified in the Company Credit Agreement.

            9.2. WAIVER; AMENDMENT. No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless executed in accordance with the provisions of the Credit Agreements. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

            9.3. OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
(a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of either Credit Agreement, any Note, any other Credit Document or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;
(b) any lack of validity or enforceability of either Credit Agreement, any other Credit Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Collateral Agent, the other Secured Parties or their assignees or any acceptance thereof or any release of any security by the Collateral Agent, the other Secured Parties or their assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company or any Subsidiary of the Company, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Company.

            9.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Secured Party and its permitted successors and assigns, provided that the Company may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent.

            9.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            9.6. SEVERABILITY. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9.7. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE SECURED PARTIES WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE COMPANY, TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN SUCH

JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE COMPANY AT THE ADDRESS FOR CHARTER SET FORTH IN THE COMPANY CREDIT AGREEMENT, BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO
THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COMPANY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

            9.8. THE COMPANY'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Company shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Company be required or obligated in any manner to perform or fulfill any of the obligations of Collateral Agent under or with respect to any Collateral.

            9.9. COLLATERAL AGENT. The appointment of the Collateral Agent as Collateral Agent hereunder pursuant to the Intercreditor Agreement has been ratified and confirmed by the Lenders in the Credit Agreements and the Collateral Agent shall be entitled to the benefits of the Credit Agreements. The Collateral Agent shall be obligated, and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Agreement and the Credit Agreements. The Collateral

Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreements. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            9.10. TERMINATION; RELEASE. When the Total Commitment is terminated, no Letters of Credit and Subsidiary Letters of Credit are outstanding and all Loans (under and as defined in each Credit Agreement) and other Obligations are irrevocably paid in full, this Agreement shall terminate. Upon the termination of this Agreement, the Collateral Agent, at the request and expense of the Company will promptly execute and deliver to the Company the proper instruments (including Uniform Commercial Code termination statements on form UCC-3, if necessary) acknowledging the termination of this Agreement and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Notwithstanding anything therein to the contrary, the Collateral Agent shall release the Collateral to the extent that the Company shall be required to release the same in accordance with the terms of the Mortgage Notes or Assigned Agreements; PROVIDED, HOWEVER, that the Collateral Agent may release Collateral from the lien and security interest of this Agreement in accordance with the provisions of the Credit Agreements.

            9.11. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER.

            9.12. AMENDMENT AND RESTATEMENT. This Agreement constitutes an amendment and restatement of the 1992 FINCO Pledge and Security Agreement amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and restated. The parties do not intend that this Agreement constitute a novation, termination, release or satisfaction of the Original Instrument, or constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.

                                                     Charter Medical Corporation
                                          FINCO Pledge and Security Agreement II
                                                                     May 2, 1994





            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            CMCI, INC.


                                            By: /s/ Charlotte A. Sanford
                                                ------------------------------
                                                Name:  Charlotte A. Sanford
                                                Title: Treasurer



                                            BANKERS TRUST COMPANY,
                                                as Collateral Agent



                                            By: /s/ Mary Kay Coyle
                                                 -----------------------------
                                                 Name:   Mary Kay Coyle
                                                 Title:  Vice President

                                   SCHEDULE I
                          SECOND AMENDED AND RESTATED
                     FINCO PLEDGE AND SECURITY AGREEMENT II

     The notes payable balances due to CMCI, Inc. at March 31, 1994 were as follows:

Beltway Community Hospital, Inc.                              $  16,689,095.60

Charter Behavioral Health System of Austin, Inc.                 13,132,792.17

Charter Behavioral Health System of Corpus Christi, Inc.          9,374,792.34

Charter Behavioral Health System of Dallas, Inc.                 19,534,721.08

Charter Medical of East Valley, Inc.                              6,194,454.06

Charter Behavioral Health System of Fort Worth, Inc.             17,468,623.69

Charter Medical of North Phoenix, Inc.                            5,358,052.41

Charter Grapevine Behavioral Health System, Inc.                 10,600,000.00

Charter Fairmount Behavioral Health System, Inc.                  7,086,872.59
(d/b/a Charter Behavioral Health System of Kingwood)

Charter Lafayette Behavioral Health System, Inc.                  3,033,434.98

Charter Little Rock Behavioral Health System, Inc.                4,561,819.73

Charter Louisville Behavioral Health System, Inc.                 4,303,703.53

Charter Behavioral Health System of Kansas City, Inc.             5,803,717.26

Florida Health Facilities, Inc.
  (d/b/a Charter Hospital of Pasco)                               7,498,493.98

Charter Lakeside Behavioral Health System, Inc.
 (d/b/a Charter Behavioral Health System of
Sugarland)                                                        7,365,126.32

Charter Behavioral Health System of Toledo, Inc.                  6,567,103.22

Charter Medfield Behavioral Health System, Inc.
(d/b/a Charter Hospital of West Palm Beach)                       5,008,351.72

Charter Wichita Behavioral Health System, Inc.                    4,498,911.63

Charter Lakeside Behavioral Health System, Inc.                  16,000,000.00

Charter Laurel Oaks Behavioral Health System, Inc.
(f/k/a Charter Medical - Southeast, Inc.)                         2,538,993.43

                                   SCHEDULE I
                          SECOND AMENDED AND RESTATED
                     FINCO PLEDGE AND SECURITY AGREEMENT II

Charter Palms Behavioral Health System, Inc.                      2,877,832.71

Charter Plains Behavioral Health System, Inc.                     3,302,962.94

Charter Real Behavioral Health System, Inc.                       7,471,909.06

Charter Medical Corporation                                     238,933,000.00

Charter Fairmount Behavioral Health System, Inc.                  9,000,000.00
                                                              ----------------
           Total                                              $ 434,204,764.45
                                                              ----------------
                                                              ----------------

                                   SCHEDULE II

              SECOND AMENDED AND RESTATED FINCO PLEDGE AND SECURITY
                            AGREEMENT II (CMCI, INC.)

     A. Many facilities listed on Schedule I have more than one loan aggregating the total shown for such facilities. Each orginal loan is supported by a Loan Agreement with corresponding Borrowing Resolutions and Resolution Adopted by Consent on behalf of CMCI, Inc.

     B. Generally each facility with multiple loans has excuted an Annual Draw Credit Agreement with resolutions as described above under which additional loans are made.

     C. The Charter Medical Corporation and CCM, Inc. notes each have Credit Agreements and Borrowing Resolutions.